Exhibit 99.1

400 N. Sam Houston Parkway E. Suite 1000 Houston, TX 77060-3500 (281) 618-0400 (281) 848-6502 fax

FOR IMMEDIATE RELEASE August 27, 2007	Contact: G. Kregg Lunsford Chief Financial Officer (281) 618-0516

Cal Dive re-files Hart-Scott-Rodino Merger Notification

HOUSTON, TX - (August 27, 2007) Cal Dive International, Inc. (NYSE: DVR) announced today that in connection with its proposed acquisition of Horizon Offshore, Inc. (NasdaqGM: HOFF), Cal Dive voluntarily withdrew its filing with the Federal Trade Commission and the Department of Justice (DOJ) under the Hart-Scott-Rodino Act in order to provide the DOJ additional time to review the transaction.  Cal Dive plans to re-file its notification on August 29, 2007 which will extend the waiting period until September 28, 2007 unless the waiting period is terminated earlier or the DOJ extends the period by requesting additional information.  Both parties intend to continue to work cooperatively with the DOJ to avoid further extension of the waiting period.

Cal Dive International, Inc., headquartered in Houston, Texas, is a marine contractor that provides manned diving, pipelay and pipe burial services to the offshore oil and gas industry on the Gulf of Mexico Outer Continental Shelf, the Middle East, Southeast Asia and Australia, with a fleet of 26 vessels, including 23 surface and saturation diving support vessels as well as three shallow water pipelay vessels.

CAUTIONARY STATEMENT

This press release may include “forward-looking” statements that are generally identifiable through our use of words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project” and similar expressions and include any statements that we make regarding our earnings expectations.  The forward-looking statements speak only as of the date of this release, and we undertake no obligation to update or revise such statements to reflect new information or events as they occur.  Our actual future results may differ materially due to a variety of factors, including changes in the level of offshore exploration, development and production activity in the oil and natural gas industry, our inability to obtain contracts with favorable pricing terms if there is a downturn in our business cycle, intense competition in our industry, the operational risks inherent in our business, risks associated with our relationship with Helix Energy Solutions Group, Inc., our controlling stockholder, and other risks detailed in our 2006 Annual Report on Form 10-K.